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                                                                      EXHIBIT 21


                        SUBSIDIARIES OF THE REGISTRANT

Subsidiaries                             Percentage  Owned (1)          State of Incorporation
------------                             --------------------           ----------------------
The Peoples Bank and Trust Company              100%                            Alabama

The Peoples Agency, Inc. (2)                    100%                            Alabama

Loan Express, Inc. (2)                          100%                            Alabama

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(1) At March 31, 1998.
(2) Second-tier subsidiary, 100% owned by The Peoples Bank and Trust Company.